Exhibit 99.2

NON-GAAP FINANCIAL DATA

EBITDA and Adjusted EBITDA and the related pro forma credit statistics presented in this [report] are supplemental measures of our financial performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. In addition, our measurement of EBITDA and Adjusted EBITDA may not be comparable to that of other companies.

We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of high-yield issuers, many of which present EBITDA and Adjusted EBITDA when reporting their results. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt;

•	EBITDA and Adjusted EBITDA do not reflect tax distributions that would represent a reduction in cash available to us;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	EBITDA and Adjusted EBITDA reflect the impact on earnings of income resulting from matters we consider not to be indicative of our ongoing operations, certain of which income we eliminate in our computation of EBITDA and Adjusted EBITDA.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in our business. We compensate for these limitations by relying primarily on the GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes.

For a description of how EBITDA and Adjusted EBITDA are calculated from our net income and a reconciliation of our EBITDA and Adjusted EBITDA to net income, see “Summary Historical and Unaudited Pro Forma Combined Financial Data.”

FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” [in this report]. Whenever you read a statement that is not solely a statement of historical fact, such as when we state that we “believe,” “expect,” “anticipate” or “plan” that an event will occur and other similar statements, you should understand that our expectations may not be correct, although we believe they are reasonable, and that our plans may change. We do not guarantee that the transactions and events described in this [report] will happen as described or that any positive trends noted in this [report] will continue.

Forward-looking statements regarding management’s present plans or expectations for new product offerings, capital expenditures, increasing sales, cost saving strategies and growth involve risks and uncertainties relative to return expectations, allocation of resources and changing economic or competitive conditions, which could cause actual results to differ from present plans or expectations and such differences could be material. Similarly, forward-looking statements regarding management’s present expectations for operating results and cash flow involve risks and uncertainties relative to these and other factors including:

•	competitive factors in the industry in which we operate;

•	changes in general economic conditions and the cyclical nature of the markets in which we operate;

•	our dependence on our distribution network;

•	our ability to invest in, develop or adapt to changing technologies and manufacturing techniques;

•	our ability to integrate and realize cost savings synergies from acquisitions, including TB Wood’s;

•	international risks on our operations;

•	loss of our key management;

•	increase in litigation, including product liability claims;

•	our substantial indebtedness; and

•	other factors that are described under “Risk Factors’’ [in our Annual Report on Form 10-K for the year ended December 31, 2006 and other SEC filings].

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this offering circular may not in fact occur. The forward-looking statements contained in this offering circular are current as of the date of this [report]. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following tables set forth certain historical and unaudited pro forma financial and other data for the periods specified. The historical balance sheet data as of December 31, 2006 and historical summary financial data for the years ended December 31, 2005 and 2006 are derived from our audited financial statements. The historical data for the year ended December 31, 2004 has been derived by combining the audited financial statements of PTH for the period from January 1, 2004 to November 30, 2004 and our audited financial statements for the period from December 1, 2004, our inception, to December 31, 2004. The historical data for TB Wood’s was derived from their audited financial statements for the year ended December 31, 2006. The unaudited pro forma statement of operations and other financial data has been adjusted to give effect to the Hay Hall Acquisition, the TB Wood’s Acquisition and Related Transactions and our redemption of £11.6 million of 11 1/4% senior notes, assuming they occurred on January 1, 2006, the first day of our 2006 fiscal year. The unaudited pro forma balance sheet data has been adjusted to give effect to the TB Wood’s Acquisition and Related Transactions, and our redemption of £11.6 million of 11 1/4% senior notes as if they occurred on December 31, 2006. The redemption of our 11 1/4% senior notes is not directly related to the TB Wood’s Acquisition and Related Transactions, but we believe that the adjustments are material to investors. The information presented in the summary unaudited pro forma combined financial statements assumes no consent fee is necessary in connection with the TB Wood’s Acquisition and Related Transactions. In each case, the unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable and factually supportable under the circumstances. The unaudited pro forma financial information does not purport to represent what our results of operations would have been had the Hay Hall Acquisition, the TB Wood’s Acquisition and Related Transactions, and our redemption of £11.6 million of 11 1/4% senior notes, actually occurred on January 1, 2006 or December 31, 2006, as applicable, nor do they purport to project the results of our operations for any future period.

The historical financial data should be read in conjunction with “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto appearing [in Altra Industrial Motion, Inc.’s annual report on Form 10-K for the year ended December 31, 2006 (the “Company 10-K”)]. The unaudited pro forma financial information should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Statements” [appearing elsewhere in this report] and with “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto of [Altra Industrial Motion appearing in the Company 10-K] and TB Wood’s appearing [in TB Wood’s annual report on Form 10-K for the year ended December 31, 2006 (the “TB Wood’s 10-K”)].

							Unaudited
	Historical						Pro Forma
		Altra Industrial	Combined	Altra Industrial		TB Wood’s
	Predecessor	Motion, Inc.	(unaudited)	Motion, Inc.		Corporation
		Period from
	Eleven Months	December 1, 2004
	Ended	Through	Year Ended	Year Ended		Year Ended	Year Ended
	November 30,	December 31,	December 31,	December 31,		December 31,	December 31,
	2004	2004	2004(1)	2005	2006	2006	2006
	(in thousands)

Statement of Operations Data:
Net sales	$275,037	$28,625	$303,662	$363,465	$462,285	$118,935	$588,166
Cost of sales	209,253	23,847	233,100	271,952	336,836	80,790	423,810

Gross profit	65,784	4,778	70,562	91,513	125,449	38,145	164,356
Selling, general and administrative expenses	45,321	8,973	54,294	61,520	83,256	26,130	113,417
Research and development expenses	3,947	378	4,325	4,683	4,938	2,511	7,449
Gain on curtailment of post-retirement benefit plan	—	—	—	—	(3,838)	—	(3,838)
(Gain) on sale of assets	(1,300)	—	(1,300)	(99)	—	—	—
Restructuring charge, asset impairment and transition expenses	947	—	947	—	—	—	—

Income (loss) from operations	16,869	(4,573)	12,296	25,409	41,093	9,504	47,328
Net income (loss)	$6,895	$(5,762)	$1,133	$4,444	$10,363	$4,114	$6,311

Other Financial Data:
EBITDA(2)	$22,795	$(3,654)	$19,141	$36,959	$54,848	$13,603	$70,319
Adjusted EBITDA(2)	22,590	2,528	25,118	39,542	63,484	16,515	80,862
Depreciation and amortization	6,074	919	6,993	11,533	14,611	4,099	23,847
Capital expenditures	3,489	289	3,778	6,199	9,408	5,377	14,785

Year Ended
December 31,
Pro Forma Financial Data and Credit Statistics:	2006
(in thousands,
except ratio data)

Cash interest expense(3)	$31,497
Net debt(4)	333,048
Ratio of Adjusted EBITDA to cash interest expense	2.6x
Ratio of net debt to Adjusted EBITDA	4.1x

	As of December 31, 2006
	Historical	Pro Forma
	(in thousands)

Balance Sheet Data:
Cash and cash equivalents	$42,527	$7,336
Total assets	409,368	549,808
Total liabilities	329,849	474,582
Total stockholders’ equity	79,519	75,226

(1)	The combined results were prepared by adding our results from December 1 to December 31, 2004 to those from PTH, our Predecessor for the 11 month period ending November 30, 2004. This presentation is not in accordance with GAAP. The primary differences between our Predecessor and the successor entity are the inclusion of Kilian in the successor and the successor’s book basis has been stepped up to fair value such that the successor has additional depreciation, amortization and financing costs. The results of Kilian are included in our results for the period from December 1, 2004 through December 31, 2004. Management believes that this combined basis presentation provides useful information for our investors in the comparison to Predecessor trends and operating results. The combined results are not necessarily indicative of what our results of operations may have been if the PTH Acquisition and Kilian Transactions had been consummated earlier, nor should they be construed as being a representation of our future results of operations.

(2)	EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA plus loss (gain) on sale of assets and other non-operating expense (income); restructuring charge, asset impairment and transition expenses; transaction expenses associated with acquisitions; integration expenses associated with acquisitions; IPO related expenses; Genstar termination fee; elimination of management fees; LIFO charge; inventory step-up; non-cash stock based compensation expense; post-retirement benefit plan curtailment gain, net; and elimination of redundant corporate expenses. EBITDA and Adjusted EBITDA are used by us as performance measures. Management believes that EBITDA and Adjusted EBITDA provide relevant information for our investors because they are useful for trending, analyzing and benchmarking the performance and value of our business. Management also believes that EBITDA and Adjusted EBITDA are useful in assessing current performance compared with the historical performance of our Predecessor because significant line items within our income statements such as depreciation, amortization and interest expense were significantly impacted by the PTH Acquisition. Internally, EBITDA and Adjusted EBITDA are used as a financial measures to assess the operating performance and are important measures in our incentive compensation plans. EBITDA and Adjusted EBITDA have important limitations, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of those limitations are:

•	EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt;

•	EBITDA and Adjusted EBITDA do not reflect tax distributions that would represent a reduction in cash available to us;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	EBITDA and Adjusted EBITDA reflect the impact on earnings of income resulting from matters we consider not to be indicative of our ongoing operations, certain of which income we eliminate in our computation of EBITDA and Adjusted EBITDA.

See “Non-GAAP Financial Data” [appearing elsewhere in this report].

The following unaudited table is a reconciliation of our net income to EBITDA and Adjusted EBITDA:

							Unaudited
	Historical						Pro Forma
		Altra Industrial	Combined	Altra Industrial		TB Wood’s
	Predecessor	Motion, Inc.	(unaudited)	Motion, Inc.		Corporation
	Eleven Months	Period from
	Ended	December 1, 2004	Year Ended			Year Ended	Year Ended
	November 30,	Through	December 31,	Year Ended December 31,		December 31,	December 31,
	2004	December 31, 2004	2004	2005	2006	2006	2006
			(in thousands)

Net income (loss)	$6,895	$(5,762)	$1,133	$4,444	$10,363	$4,114	$6,311
Adjustments:
Provision (benefit) for income taxes	5,532	(221)	5,311	3,917	6,352	1,762	3,505
Interest expense, net	4,294	1,410	5,704	17,065	23,522	3,628	36,656
Depreciation and amortization	6,074	919	6,993	11,533	14,611	4,099	23,847

EBITDA	22,795	(3,654)	19,141	36,959	54,848	13,603	70,319
Adjustments:
Loss (gain) on sale of assets and other non-operating expense (income)	(1,152)	—	(1,152)	(116)	856	—	856
Restructuring charge, asset impairment and transition expenses(a)	947	—	947	—	—	—	—
Transaction expenses associated with acquisitions(b)	—	4,400	4,400	—	1,005	209	209
Integration expenses associated with acquisitions(c)	—	—	—	—	623	—	623
IPO related expenses(d)	—	—	—	—	555	—	555
Genstar termination fee(e)	—	—	—	—	3,000	—	3,000
Elimination of management fees(f)	—	83	83	1,000	954	—	954
LIFO charge(g)	—	—	—	—	—	669	669
Inventory step-up(h)	—	1,699	1,699	1,699	2,278	—	2,278
Non-cash stock based compensation expense(i)	—	—	—	—	1,945	791	2,736
Post-retirement benefit plan curtailment gain, net(j)	—	—	—	—	(2,580)	—	(2,580)
Elimination of redundant corporate expenses(k)	—	—	—	—	—	1,243	1,243

Adjusted EBITDA	$22,590	$2,528	$25,118	$39,542	$63,484	$16,515	$80,862

(a)	Beginning in the fourth quarter of 2002, Colfax undertook a restructuring intended to improve operational efficiency by reducing headcount, consolidating its operating facilities and relocating manufacturing and sourcing to low-cost countries. Colfax did not exit any of its operating activities and these programs did not reduce sales. All restructuring expenses were incurred by Colfax prior to the PTH Acquisition.

(b)	Includes transaction expenses related to the PTH Acquisition and the Hay Hall Acquisition of $4.4 million and $1.0 million for the 2004 and 2006 historical periods, respectively, and $0.2 million of TB Wood’s acquisition related transaction costs in 2006.

(c)	Includes $0.5 million one-time Hay Hall integration meeting expenses and $0.2 million one-time expenses related to the Colfax acquisition in 2006.

(d)	Reflects one-time, cash bonus paid to certain managers in connection with the Altra Holdings IPO.

(e)	Reflects a fee to terminate the advisory services agreement with Genstar payable upon the Altra Holdings IPO.

(f)	In conjunction with the termination of the advisory services agreement following the Altra Holdings IPO, the management fee to Genstar was eliminated.

(g)	Reflects a non-cash increase in the last in, first out (LIFO) reserve between 2005 and 2006.

(h)	Reflects the non-cash expense in the cost of goods sold related to the fair market value adjustment to inventory recorded in connection with PTH and Hay Hall Acquisitions of $1.7 million, $1.7 million and $2.3 million in 2004, 2005 and 2006, respectively.

(i)	Reflects non-cash stock based compensation for key management.

(j)	In May 2006, we renegotiated our contract with the labor union at our South Beloit, Illinois manufacturing facility, resulting in annualized cost savings of $1.2 million. As a result of the renegotiation, participants in our pension plan cease to accrue additional benefits starting July 3, 2006. Additionally, the other post retirement benefit plan for employees at that location has been terminated for all eligible participants who have not retired, or given notice to retire in 2006, by August 1, 2006. We recognized a non-cash gain of $3.8 million associated with the curtailment of these plans in the third quarter of 2006.

(k)	Reflects certain corporate expenditures that are redundant in nature or will not recur on an ongoing basis. Amount includes, among other things, Board of Director’s fees, public company reporting and filing costs, investor relations costs and key shareholder salary and expenses.

EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing our operating performance, you should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative for, income (loss) from operations and net income (loss) (as determined in accordance with GAAP). Because not all companies use identical calculations, our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The amounts shown for EBITDA and Adjusted EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

To compensate for the limitations of EBITDA and Adjusted EBITDA, we utilize several GAAP measures to review our performance. These GAAP measures include, but are not limited to, net income (loss), income (loss) from operations, cash provided by (used in) operations, cash provided by (used in) investing activities and cash provided by (used in) financing activities. These important GAAP measures allow management to, among other things, review and understand our use of cash from period to period, compare our operations with competitors on a consistent basis and understand the revenues and expenses matched to each other for the applicable reporting period. We believe that the use of these GAAP measures, supplemented by the use of EBITDA and Adjusted EBITDA, allows us to have a greater understanding of our performance and allows us to adapt to changing trends and business opportunities.

(3)	Pro forma cash interest expense represents total interest expense less amortization and write-offs of debt issuance costs.

(4)	Net debt equals total debt on a gross basis less cash and cash equivalents.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2006, on an as adjusted basis after giving effect to our redemption of £11.6 million, or U.S. $22.7 million (based on an exchange rate of 1.963 U.S. Dollars to U.K. Pounds as of February 27, 2007), of 11 1/4% senior notes and the TB Wood’s Acquisition and Related Transactions. The table below should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Statements” [included in this report and] “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the related notes and the combined financial statements included [in the Company 10-K].

	As of December 31,
	2006
	Actual	As Adjusted
	(in thousands)

Cash and cash equivalents	$42,527	$7,336

Debt:
Senior revolving credit facility(1)	$—	$10,000
9% senior secured notes	165,000	270,000	(2)
11 1/4% senior notes	64,647	41,974	(3)
5.75% mortgage	2,562	2,562
Capital leases and short-term bank borrowings	1,548	1,548
TB Wood’s debt assumed	—	14,300	(4)

Total debt	$233,757	$340,384
Stockholders’ equity	79,519	75,226

Total capitalization	$313,276	$415,610

(1)	Our senior revolving credit facility has up to $30.0 million of borrowing capacity (including $10.0 million available for letters of credit).

(2)	Reflects $165.0 million of existing senior secured notes plus $105.0 million of the notes offered hereby.

(3)	On February 27, 2007, pursuant to the terms of the indenture governing our 11 1/4% senior notes, we redeemed £11.6 million, or U.S. $22.7 million (based on an exchange rate of 1.963 U.S. Dollars to U.K. Pounds as of February 27, 2007), of 11 1/4% senior notes with a portion of the proceeds received from the Altra Holdings IPO.

(4)	Reflects $8.4 million of outstanding borrowings under TB Wood’s senior secured credit facility, which will be refinanced as part of this transaction, $5.3 million of outstanding variable rate demand revenue bonds, $0.4 million of foreign revolving credit facility and term loan, and $0.2 million of equipment financing.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of (i) the Hay Hall Acquisition, (ii) the TB Wood’s Acquisition and Related Transactions and (iii) our redemption of £11.6 million of our 11 1/4% senior notes on February 27, 2007 on our financial condition and results of operations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 assumes that the Hay Hall Acquisition, our redemption of £11.6 million, or U.S. $22.7 million (based on an exchange rate of 1.963 U.S. Dollars to U.K. Pounds as of February 27, 2007), of 11 1/4% senior notes and the TB Wood’s Acquisition and Related Transactions, as applicable, took place on January 1, 2006, the beginning of our 2006 fiscal year. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 assumes that our redemption of £11.6 million, or U.S. $22.7 million (based on an exchange rate of 1.963 U.S. Dollars to U.K. Pounds as of February 27, 2007), of our 11 1/4% senior notes on February 27, 2007 and the TB Wood’s Acquisition and Related Transactions occurred on December 31, 2006. The redemption of our 11 1/4% senior notes is not directly related to the TB Wood’s Acquisition and Related Transactions, but we believe that the adjustment is material to investors in this offering. The information presented in the unaudited pro forma condensed combined financial statements assumes no consent fee is necessary in connection with the TB Wood’s Acquisition and Related Transactions. The information presented in the unaudited pro forma condensed combined financial statements is not necessarily indicative of our financial position or results of operations that would have occurred if the TB Wood’s Acquisition and Related Transactions had been completed as of the dates indicated, nor should it be construed as being a representation of our future financial position or results of operations.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These adjustments are more fully described in the notes to the unaudited pro forma condensed combined financial statements below.

The acquisition of TB Wood’s will be accounted for under the purchase method of accounting. As such, the cost to acquire TB Wood’s will be allocated to the respective assets acquired and liabilities assumed based on their estimated fair values at the closing of the merger. The pro forma adjustments and assumptions are based on preliminary estimates, evaluations and other data currently available and will be revised as additional information becomes available. In particular, such adjustments include information based upon our preliminary allocation of the purchase price for the acquisition of TB Wood’s, which is subject to adjustment based upon our further analysis and events that take place prior to the consummation of the merger and completion of the appraisal of TB Wood’s net assets on the closing date. As of the date of this offering circular, we have not completed the valuation studies necessary to determine the fair values of the assets we expect to acquire and liabilities we expect to assume and the related allocations of purchase price. Accordingly, the allocation of purchase price set forth in the unaudited pro forma condensed combined financial statements will change as a result of the final purchase price allocation and the differences may be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes, the consolidated financial statements of TB Wood’s and the related notes and the other financial information included [in the Company 10-K and the TB Wood’s 10-K].

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2006
(in thousands)

		Hay Hall
		Holdings
		UK GAAP
	Altra	Period from
	Industrial	January 1,	Hay Hall			TB Wood’s
	Motion, Inc.	2006	Holdings			Corporation
	Year Ended	through	UK GAAP	Hay Hall	Hay Hall	Year Ended
	December 31,	February 10,	U.S. GAAP	Holdings	Holdings	December 31,	Pro Forma		Pro Forma
	2006	2006	Adjustments	U.S. GAAP	U.S. GAAP(a)	2006(b)	Adjustments		Combined

Net sales	$462,285	£4,371	£—	£4,371	$7,662	$118,935	$(716	)(1)	$588,166
Cost of sales	336,836	2,513	(1)	2,512	4,404	80,790	1,780	(2)	423,810

Gross profit	125,449	1,858	1	1,859	3,258	38,145	(2,496)		164,356
Selling, general, administrative and other operating expenses, net	84,356	1,706	(12)	1,694	2,970	28,641	1,061	(3)	117,028

Operating profit	41,093	152	13	165	288	9,504	(3,557)		47,328
Interest expense, net	23,522	111	—	111	195	3,628	9,311	(4)	36,656
Other expense net	856	—	—	—	—	—	—		856

Income (loss) before income taxes	16,715	41	13	54	93	5,876	(12,868)		9,816
Income tax expense (benefit)	6,352	13	—	13	23	1,762	(4,632	)(5)	3,505

Net income (loss)	$10,363	£28	£13	£41	$70	$4,114	$(8,236)		$6,311

(a)	Reflects Hay Hall’s Unaudited Interim Condensed Statement of Operations on a U.S. GAAP basis after translation to U.S. dollars at an exchange rate of 1.753 U.S. dollars per U.K. pound sterling (the average exchange rate for the six week period ended February 10, 2006).

(b)	Reflects TB Wood’s audited consolidated Statement of Operations for the year ended December 31, 2006.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.”

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands)

		Year Ended
		December 31,
		2006

(1)	Adjustments to net sales as follows:
	Elimination of net sales of Engineered Systems of Matrix business which is included in the Hay Hall financial statements but which were not acquired by Altra	$(291)
	Elimination of intercompany sales from Hay Hall to Altra	(378)
	Elimination of intercompany sales from Altra to Hay Hall	(47)

	Total pro forma adjustment	$(716)
(2)	Adjustments to cost of sales as follows:
	Elimination of cost of sales of Engineered Systems of Matrix business which is included in the Hay Hall financial statements but which were not acquired by Altra	$(205)
	Elimination of cost of sales on intercompany sales from Hay Hall to Altra	(378)
	Elimination of cost of sales on intercompany sales from Altra to Hay Hall	(47)
	Adjustment to record additional expense to reflect a full year of depreciation expense resulting from the adjustment to the fair market value of property, plant and equipment in connection with the Hay Hall Acquisition	127
	Adjustment to record additional depreciation expense resulting from the adjustment to the fair market value of property, plant and equipment in connection with the TB Wood’s Acquisition	2,283

	Total pro forma adjustment	$1,780
(3)	Adjustments to selling, general, administrative and other operating expenses as follows:
	Adjustment to record additional expense to reflect a full year of amortization expense associated with the intangible assets recorded in connection with the Hay Hall Acquisition	$116
	Elimination of selling, general, administrative and other operating expenses of Engineered Systems of Matrix business which is included in the Hay Hall financial statements but which were not acquired by Altra	(156)
	Elimination of selling, general, administrative and other operating expenses of Hay Hall’s corporate office business which is included in the Hay Hall financial statements but which were not acquired by Altra	(330)
	Adjustment to record additional amortization expense associated with the intangible assets recorded in connection with the TB Wood’s Acquisition	2,436
	Elimination of additional expense related to Genstar Capital, L.P. transaction fee in connection with the Hay Hall Acquisition	(1,005)

	Total pro forma adjustment	$1,061
(4)	Adjustments to interest expense as follows:
	Elimination of historical interest expense recorded at Hay Hall	$(195)
	Adjustment to record additional amortization expense associated with debt issuance costs in connection with the Hay Hall Acquisition	47
	Adjustment to record additional interest expense associated with the notes issued to finance the Hay Hall Acquisition	756
	Elimination of the interest expense associated with the redemption of 35% of the 11 1/4% senior notes	(2,495)
	Adjustment to write-off deferred financing costs associated with the redemption of 35% of the 11 1/4% senior notes	814
	Adjustment to record additional interest expense associated with the borrowings under our revolving credit facility in connection with the TB Wood’s Acquisition	733
	Adjustment to record the additional interest expense associated with the issuance of the 9% senior secured notes in connection with the TB Wood’s Acquisition	9,450
	Adjustment to write-off deferred financing costs and original issue discount associated with the debt to be repaid in connection with the TB Wood’s Acquisition	1,800
	Elimination of interest expense associated with debt to be repaid in connection with the TB Wood’s Acquisition	(2,769)
	Adjustment to record additional expense associated with the bridge financing in connection with the TB Wood’s Acquisition	450
	Adjustment to record additional amortization expense associated with debt issuance costs in connection with the TB Wood’s Acquisition	720

	Total pro forma adjustment	$9,311
(5)	Adjustments to record additional tax benefit of 36%	$(4,632)

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2006
(in thousands)

	Altra Industrial	TB Wood’s	Pro Forma		Pro Forma
	Motion, Inc.	Historical(a)	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$42,527	$877	$(36,068	)(1)	$7,336
Trade accounts receivable, net	61,506	17,592	—		79,098
Inventories, net	75,769	19,668	—		95,437
Deferred income taxes	6,783	—	—		6,783
Prepaid expenses and deferred tax assets	7,532	2,532	—		10,064

Total current assets	194,117	40,669	(36,068)		198,718
Property, plant and equipment, net	82,387	24,752	10,501	(2)	117,640
Goodwill	65,397	5,891	45,340	(3)	116,628
Intangibles assets, net	59,662	—	46,499	(4)	106,161
Deferred income taxes	2,135	—	—		2,135
Other assets	5,670	1,456	1,400	(5)	8,526

Total assets	$409,368	$72,768	$67,672		$549,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,053	$9,043	$—		$43,096
Accruals and other liabilities	29,266	6,367	—		35,633
Taxes payable	6,549	1,471	—		8,020
Deferred income taxes	1,382	462	—		1,844
Current portion of long-term debt	573	4,745	10,000	(6)	15,318

Total current liabilities	71,823	22,088	10,000		103,911
Long-term debt, less current portion and net of accreted debt	228,555	23,884	67,991	(7)	320,430
Deferred income taxes	7,130	250	20,520	(8)	27,900
Pension liabilities	15,169	—	—		15,169
Other post-retirement benefits	3,262	—	—		3,262
Other long term liabilities	3,910	—	—		3,910

Total liabilities	$329,849	$46,222	$98,511		$474,582

Total stockholders’ equity	79,519	26,546	(30,839	)(9)	75,226

Total liabilities and stockholders’ equity	$409,368	$72,768	$67,672		$549,808

(a)	Reflects TB Wood’s audited consolidated Balance Sheet as of December 31, 2006.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet.”

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)

		As of
		December 31,
		2006

(1)	Adjustments to cash and cash equivalents as follows:
	Adjustment to record cash used in connection with the TB Wood’s Acquisition	$(10,900)
	Adjustment to record the cash used in connection with the redemption of 35% of the outstanding 11 1/4% senior notes	(22,673)
	Adjustment to record the cash used for the premium associated with the redemption of 35% of the outstanding 11 1/4% senior notes	(2,495)

	Total pro forma adjustment	$(36,068)
(2)	Adjustment to record property, plant and equipment at estimated fair value in connection with the TB Wood’s Acquisition	$10,501
(3)	Adjustments to goodwill as follows:
	Adjustment to record initial goodwill at estimated fair market value in connection with the TB Wood’s Acquisition	$51,231
	Adjustment to remove historical goodwill recorded at TB Wood’s	(5,891)

	Total pro forma adjustment	$45,340
(4)	Adjustment to record initial intangible assets (primarily customer relations and tradenames) at estimated fair market value in connection with the TB Wood’s Acquisition	$46,499
(5)	Adjustments to other assets as follows:
	Adjustment to remove the deferred debt issuance costs associated with the redemption of 35% of the 11 1/4% senior notes	$(814)
	Adjustment to remove the deferred financing costs associated with debt that will be repaid in connection with the TB Wood’s Acquisition	(1,136)
	Adjustment to record deferred debt issuance costs in connection with the TB Wood’s Acquisition	3,350

	Total pro forma adjustment	$1,400
(6)	Adjustment to record additional short-term debt incurred under our revolving credit facility in connection with the TB Wood’s Acquisition	10,000
(7)	Adjustments to long-term debt as follows:
	Adjustment to remove debt that will be repaid in connection with the TB Wood’s Acquisition	$(14,336)
	Adjustment to remove debt in connection with the redemption of 35% of the outstanding 11 1/4% senior notes	(22,673)
	Adjustment to reflect the issuance of the 9% senior secured notes in connection with the TB Wood’s Acquisition	105,000

	Total pro forma adjustment	$67,991
(8)	Adjustments to deferred tax liabilities, at an assumed effective tax rate of 36%, as follows:
	Adjustment to record the deferred tax liability associated with the adjustment to record property, plant and equipment at estimated fair market value	$3,780
	Adjustment to record the deferred tax liability associated with the adjustment to record initial intangible assets at estimated fair market value	16,740

	Total pro forma adjustment	$20,520

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)

		As of
		December 31,
		2006

(9)	Adjustments to stockholders’ equity as follows:
	Adjustment to remove historical equity balances of TB Wood’s	$(26,546)
	Adjustment to reflect the impact of the premium paid in connection with the TB Wood’s debt being repaid in connection with the TB Wood’s Acquisition	(320)
	Adjustment to reflect the impact of the premium paid in connection with the redemption of 35% of the outstanding 11 1/4% senior notes	(2,495)
	Adjustment to reflect the impact of removing the deferred debt issuance costs associated with the redemption of 35% of the 11 1/4% senior notes	(814)
	Adjustment to reflect the write-off of original issue discount in connection with the TB Wood’s debt being repaid in connection with the TB Wood’s Acquisition	(664)

	Total pro forma adjustment	$(30,839)